                                                                   Exhibit 99.1


                                Contact:    Sheryl Battles
                                            Exec. Director, External Affairs
                                            Pitney Bowes Inc.
                                            203/251-6974
                                            sheryl.battles@pb.com

                                            Charles McBride
                                            Exec. Director, Investor Relations
                                            Pitney Bowes, Inc.
                                            203/351-6349
                                            charles.mcbride@pb.com

                                            Dave Berman
                                            Corporate Public Relations Mgr.
                                            Hewlett-Packard Company
                                            650/857-7277
                                            dave_berman@hp.com
FOR IMMEDIATE RELEASE


               PITNEY BOWES AND HEWLETT-PACKARD SETTLE LITIGATION,
                   ANNOUNCE BUSINESS AND TECHNOLOGY AGREEMENTS

STAMFORD, Conn., June 4, 2001 - Pitney Bowes Inc. (NYSE: PBI) and
Hewlett-Packard Company (NYSE: HWP) announced agreements which settle litigation between the companies and provide ongoing business and technology opportunities for both firms.

         Under the terms of the agreements, the companies resolved all pending patent litigation without admission of infringement, and HP will pay Pitney Bowes $400 million in cash. A 1995 lawsuit brought by Pitney Bowes involving print technology patents was scheduled to go to trial today in the U.S. District Court for the District of Connecticut, and suits by HP were pending. Additionally, the companies entered into a technology licensing agreement and expect to pursue business and commercial relationships. No further details of the agreements will be made available.

         "Pitney Bowes has a long history of licensing its technology, as part of its strategic deployment of its intellectual property assets, and currently has license agreements with companies in a variety of industries, including printing, word processing, shipping and mailing. The resolution of these issues allows us to extend our working relationship with HP and enables the continued expansion and development of future products and services that benefit our respective customers," said Murray D. Martin, Executive Vice President and Group President, Global Mailing Systems, Pitney Bowes. "We are pleased that we were able to reach agreement with HP before trial and believe the settlement is good for both parties."

         "These agreements allow both companies to avoid the continuing costs, time, uncertainty and distractions of lengthy legal battles, engage in mutually beneficial business opportunities and focus on meeting the needs of our customers," said Ann Baskins, HP Vice President, General Counsel and Secretary.

         HP will revise its previously released statement of earnings for its second fiscal quarter ended April 30, 2001 by recording the $400 million settlement as a pre-tax charge for such quarter. HP will file its unaudited consolidated financial statements for such quarter in a Quarterly Report on Form 10-Q by June 14, 2001.

ABOUT HP
         Hewlett-Packard Company - a leading global provider of computing and imaging solutions and services - is focused on making technology and its benefits accessible to individuals and businesses through simple appliances, useful e-services and solutions for an Internet infrastructure that's always on. HP had total revenue from continuing operations of $48.8 billion in its 2000 fiscal year. Information about HP and its products can be found at www.hp.com

ABOUT PITNEY BOWES
         Pitney Bowes is a $4 billion global provider of integrated mail, messaging and document management solutions, headquartered in Stamford, Connecticut. The company serves over 2 million businesses of all sizes through dealer and direct operations. For additional information about the company, its products and solutions, visit www.pitneybowes.com.

                                     # # # #

This news release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of HP and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of earnings, revenues, or other financial items; any statements of the plans, strategies, and objectives of management for future operations; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include the ability of HP to retain and motivate key employees; the timely development, production and acceptance of products and services and their feature sets; the challenge of managing asset levels, including inventory; the flow of products into third-party distribution channels; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks that are described from time to time in HP's Securities and Exchange Commission reports, including but not limited to the annual report on Form 10-K for the year ended Oct. 31,2000, and subsequently filed reports. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, HP's results could differ materially from HP's expectations in these statements. HP does not intend to update these forward-looking statements.

The statements contained in this news release that are not purely historical are forward-looking statements with the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These statements may be identified by their use of forward-looking terminology such as "expects," "anticipates," "intends," and other similar words. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: severe adverse changes in the economic environment; timely development and acceptance of new products or gaining product approval; successful entry into new markets; changes in interest rates; and changes in postal regulations, as more fully outlined in Pitney

Bowes' 2000 Form 10-K Annual Report filed with the Securities and Exchange Commission. The forward-looking statements contained in this news release are made as of the date hereof and Pitney Bowes does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

--------------------------------------------------------------------------------